                           HINES HORTICULTURE, INC.

                      EIGHTH AMENDMENT AND LIMITED WAIVER
                              TO CREDIT AGREEMENT
                            AND FIRST AMENDMENT TO
                HOLDINGS GUARANTY AND HOLDINGS PLEDGE AGREEMENT


          This EIGHTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO HOLDINGS GUARANTY AND HOLDINGS PLEDGE AGREEMENT (this "Amendment") is dated as of November 7, 1997 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("Company"), SUN GRO HORTICULTURE INC., a Nevada corporation ("Sun Gro"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"; together with Company and Sun Gro, collectively, "Borrowers"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and, for purposes of
Section 7 hereof, the Credit Support Parties (as defined in Section 7 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995, by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, that certain Third Amendment dated as of March 15, 1996, that certain Fourth Amendment dated as of August 28, 1996, that certain Fifth Amendment and Consent dated as of November 14, 1996, that certain Sixth Amendment dated as of February 14, 1997, and that certain Seventh Amendment and Consent to Credit Agreement dated as of March 26, 1997 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

          WHEREAS, Company has requested Lenders to amend the Credit Agreement and certain related Loan Documents to permit (i) the formation of Hines II, a wholly owned Subsidiary of Holdings, by Holdings, (ii) the capitalization of Hines II with all or a portion of the proceeds of up to $2,500,000 from the issuance of debt or equity by Holdings to MDCP, (iii) the acquisition of the assets of PCN by Hines II on October 20, 1997, for approximately $1,700,000, and
(iv) Hines II and its Subsidiaries to engage in the nursery business or businesses related thereto (the transactions described in the foregoing clauses
(i)-(iv) being herein collectively referred to as the "Hines II Transactions"); and

          WHEREAS, Borrowers, Lenders and Holdings desire to amend the Credit Agreement and certain other Loan Documents to permit the Hines II Transactions and to waive

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any noncompliance by Loan Parties with the provisions of the Loan Documents prohibiting the Hines II Transactions:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

          1.1  Amendment to Section 1: Provisions Relating to Defined Terms

               Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in the proper alphabetical order:

          "`Hines II' means Hines II, Inc., a Delaware corporation."

          "`Hines II Credit Facility' means the senior secured credit facilities in an aggregate commitment amount of up to $60,000,000 substantially on the terms and conditions set forth in that certain commitment letter dated as of October 8, 1997, between Holdings and BT Commercial Corporation to finance its acquisition of companies and/or of the assets and operations of companies engaged in the nursery business or businesses related thereto and to provide for the working capital needs and general corporate purposes of such acquired companies or business operations."

          "`PCN' means Pacific Color Nurseries, Inc., a California corporation."

          1.2  Amendment to Section 8: Events of Default

               Section 8 of the Credit Agreement is hereby amended by replacing subsection 8.18 with the following:

          "8.18  Certain Covenants Relating to Holdings.

                    A. Holdings shall engage in any business other than owning the capital stock of Company, Hines II and their respective Subsidiaries and entering into and performing its obligations under and in accordance with the Loan Documents and the Related Agreements to which it is a party and the loan documents to be entered into by Holdings with respect to the Hines II Credit Facility, including without limitation a demand note in favor of MDCP of up to $2,500,000 for the capitalization of Hines II, a guarantee of Hines II's obligations thereunder and a pledge of all of the outstanding stock of Hines II in support of such guarantee, or shall own any assets other than (a) the capital stock of Company, Hines II and their Subsidiaries and (b) Cash and Cash

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          Equivalents in an amount not to exceed $100,000 at any one time for the purpose of paying general operating expenses of Holdings; or

                    B. Holdings shall have failed, on or prior to January 31, 1998, either (i) to have entered into the Hines II Credit Facility and related loan documents, which Hines II Credit Facility and related loan documents shall be in form and substance satisfactory to all Lenders, or (ii) to have contributed all shares of stock of Hines II to Company so that Hines II and its Subsidiaries become Subsidiaries of Company and to have caused Company and Hines II to have taken all such actions and executed all such documents as may be required pursuant to subsections 6.11 and 6.12 hereof with respect to any new Domestic Subsidiary Company; or"

         Section 2.  AMENDMENT TO THE HOLDINGS GUARANTY

               Amendment to Section 4: Covenants.

               Subsection 4.4 of the Holdings Guaranty is hereby amended by replacing subsection 4.4 with the following:

         "4.4  Conduct of Business.

                    Guarantor shall engage only in the business of owning the capital stock of Company, Hines II and their respective Subsidiaries and entering into and performing its obligations under and in accordance with the Loan Documents and the Related Agreements to which it is a party and the loan documents to be entered into by Holdings with respect to the Hines II Credit Facility, including without limitation a demand note in favor of MDCP of up to $2,500,000 for the capitalization of Hines II, a guarantee of Hines II's obligations thereunder and a pledge of all of the outstanding stock of Hines II in support of such guarantee. Guarantor shall own no assets other than (a) the capital stock of Company, Hines II and their Subsidiaries and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 at any one time for the purpose of paying general operating expenses of Holdings. Guarantor shall not directly engage in any business and shall limit its activities to those activities necessary to discharge its obligations as a holding company for Company and Hines II."

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          Section 3.  AMENDMENT TO THE HOLDINGS PLEDGE AGREEMENT

               Amendment to Section 5: Transfers and Other Liens; Additional Pledged Collateral; etc.

               Subsection 5 of the Holdings Pledge Agreement is hereby amended by replacing subsection 5(b)(iii) with the following:

          "(iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock issued to or otherwise acquired by Pledgor of any Person (other than Hines II) that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;"

          Section 4.  LIMITED WAIVER

          4.1  Waiver of Noncompliance

          Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers contained herein, Lenders hereby waive:

          A. compliance (to the extent, and only to the extent, necessary to permit the Hines II Transactions to occur) with the provisions of (i) subsection 8.18A of the Credit Agreement, (ii) subsection 4.4 of the Holdings Guaranty, and (iii) subsection 5(b))(iii) of the Holdings Pledge Agreement (each as in effect prior to the Eighth Amendment Effective Date) and waive any Events of Default and Potential Events of Default arising as a result of any noncompliance therewith arising out of the Hines II Transactions prior to the Eighth Amendment Effective Date (as hereinafter defined); and

          B. compliance with any covenant contained in any Loan Document prohibiting Holdings from permitting any Lien on or any pledge of any of the assets of Holdings (a "Negative Pledge Covenant") but only with respect to a pledge by Holdings of all of the outstanding stock of Hines II in support of a guarantee by Holdings of Hines II's obligations under the Hines II Credit Facility.

          4.2  Limitation of Waivers

          Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waivers set forth above shall be limited precisely as written and relate solely to noncompliance with subsection 8.18A of the Credit Agreement, subsection 4.4 of the Holdings Guaranty, subsection 5(b)(iii) of the Holdings Pledge Agreement and any Negative

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Pledge Covenant (each as in effect prior to the Eighth Amendment Effective Date)
in the manner and to the extent described above, and nothing in this Section 4 shall be deemed to:

          A. constitute a waiver of compliance by Borrowers or Holdings with respect to (a) subsection 8.18 of the Credit Agreement, subsection 4.4 of the Holdings Guaranty, subsection 5(b)(iii) of the Holdings Pledge Agreement and any Negative Pledge Covenant in any other instance or (b) any other term, provision or condition of the Credit Agreement or other Loan Documents or any other instrument or agreement referred to therein; or

          B. prejudice any right or remedy that Agent or any Lender may now have (except to the extent that such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or other Loan Documents or any other instrument or agreement referred to therein.

          Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

          Section 5.  CONDITIONS TO EFFECTIVENESS

          Sections 1, 2, 3 and 4 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Eighth Amendment Effective Date"):

          A. On or before the Eighth Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders) executed copies of this Amendment.

          B. Agent shall have received copies of this Amendment executed by Requisite Lenders.

          C. On or before the Eighth Amendment Effective Date, all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

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          Section 6.   REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower and Holdings represent and warrant to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and other Loan Documents as amended by this Amendment (the "Amended Agreements").

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party party hereto.

          C. Signature and Incumbency. The signature and incumbency certificates of officers of Holdings and each Borrower delivered in connection with the Fifth Amendment correctly reflects, as of the Eighth Amendment Effective Date, the signature and incumbency of each officer of Holdings and each Borrower executing this Amendment and each of the Loan Documents entered into on or about the Eighth Amendment Effective Date.

          D. No Conflict. After giving effect to the amendments and waivers effected hereby, the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party hereto of the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders and other than is contemplated to be created with respect to Hines II in connection with the Hines II Credit Facility), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Eighth Amendment Effective Date and disclosed in writing to Lenders.

          E. Governmental Consents. The execution and delivery by the Loan Parties hereto of this Amendment and the performance by the Loan Parties hereto of the Amended Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          F. Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreements are the

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legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          G. Incorporation of Representations and Warranties From Credit Agreement. After giving effect to the amendments and waivers effected hereby, the representations and warranties contained in Section 5 of the Credit Agreement and contained in the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          H. Absence of Default. After giving effect to the amendments and waivers effected hereby, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          Section 7.  ACKNOWLEDGEMENT AND CONSENT

          Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, the Domestic Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, the Domestic Subsidiary Trademark Security Agreement, the Domestic Subsidiary Patent Security Agreement and the Collateral Account Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty. Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Sun Gro Canada has created liens in favor of Agent on certain Collateral to secure certain of the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and (ii) pledged certain Collateral to Agent to secure the obligations of Holdings under the Holdings Guaranty. Company, Sun Gro, Sun Gro Canada and Holdings are collectively referred to herein as the "Credit Support Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

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          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the other Loan Documents and this Amendment and consents to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreements and the Notes defined therein.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents, in each case to which it is a party or otherwise bound, are true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 8.  MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

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          (ii)  Except as specifically amended by this Amendment, the Credit
    Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               HINES HORTICULTURE, INC. (formerly
                               known as Hines Nurseries Inc.),
                               as Borrower


                               By: _______________________________
                               Title: ____________________________



                               SUN GRO HORTICULTURE INC.,
                               as Borrower


                               By: _______________________________
                               Title: ____________________________



                               SUN GRO HORTICULTURE CANADA LTD.,
                               as Borrower


                               By: _______________________________
                               Title: ____________________________



                               HINES HOLDINGS, INC. (formerly known
                               as Hines Horticulture Inc.)


                               By: _______________________________
                               Title: ____________________________


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                               BT COMMERCIAL CORPORATION,
                               as a Domestic Lender and as Agent


                               By: ________________________________
                               Title: _____________________________



                               BT BANK OF CANADA,
                               as a Canadian Lender


                               By: _______________________________
                               Title: ____________________________



                               BANKERS TRUST COMPANY,
                               as an Issuing Lender


                               By: _______________________________
                               Title: ____________________________


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

                               HARRIS TRUST AND SAVINGS BANK,
                               as a Domestic Lender


                               By: _______________________________
                               Title: ____________________________



                               FLEET BANK OF MASSACHUSETTS, N.A., as
                               a Domestic Lender


                               By: _______________________________
                               Title: ____________________________



                               LASALLE NATIONAL BANK,
                               as a Domestic Lender


                               By: _______________________________
                               Title: ____________________________



                               NATIONSBANK OF TEXAS, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By: _______________________________
                               Title: ____________________________



                               UNION BANK OF CALIFORNIA, N.A.
                               as a Domestic Lender and Canadian Lender


                               By: _______________________________
                               Title: ____________________________


                                      S-3
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                               WELLS FARGO BANK, N.A.
                               as a Domestic Lender and Canadian Lender


                               By: _______________________________
                               Title: ____________________________



                               BANK OF MONTREAL,
                               as a Canadian Lender


                               By: _______________________________
                               Title: ____________________________


                                      S-4